                                EXHIBIT 25.1
              -----------------------------------------------
                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                            --------------------
                                 FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
          OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
          TRUSTEE PURSUANT TO SECTION 305(b)(2) __________

                            --------------------

                           BANKERS TRUST COMPANY
            (Exact name of trustee as specified in its charter)

NEW YORK                                     13-494127
(Jurisdiction of Incorporation or            (I.R.S. Employer
organization if not a U.S. national bank)    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                           10006
(Address of principal                        (Zip Code)
executive offices)

                         BANKERS TRUST COMPANY
                         LEGAL DEPARTMENT
                         130 LIBERTY STREET, 31ST FLOOR
                         NEW YORK, NEW YORK  10006
                         (212) 250-2201
         (Name, address and telephone number of agent for service)
                     --------------------------------------

OLD KENT FINANCIAL CORPORATION            OLD KENT CAPITAL TRUST I
(Exact name of Registrant as specified    (Exact name of Registrant as specified
in its charter)                           in its charter)

MICHIGAN           38-1986608             DELAWARE          38-6689514
(State or other    (I.R.S. employer       (State or other   (I.R.S. employer
jurisdiction of    Identification no.)    jurisdiction of   Identification no.)
incorporation or                          incorporation or
organization)                             organization)

ONE VANDENBERG CENTER                     C/O OLD KENT FINANCIAL CORPORATION
GRAND RAPIDS, MICHIGAN 49503              ONE VANDENBERG CENTER
(Address, including zip code              GRAND RAPIDS, MICHIGAN 49503
of principal executive offices)           (Address, including zip code of
                                           principal executive offices)

              CAPITAL SECURITIES OF OLD KENT CAPITAL TRUST I
             FLOATING RATE JUNIOR SUBORDINATED DEBENTURES OF
                     OLD KENT FINANCIAL CORPORATION
    OLD KENT CORPORATION GUARANTEE WITH RESPECT TO CAPITAL SECURITIES
                    (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION.

          Furnish the following information as to the trustee.

          (a) Name and address of each examining or supervising authority to which it is subject.

          NAME                                    ADDRESS
          Federal Reserve Bank (2nd District)     New York, NY
          Federal Deposit Insurance Corporation   Washington, D.C.
          New York State Banking Department       Albany, NY

          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2.   AFFILIATIONS WITH OBLIGOR.

          If the obligor is an affiliate of the Trustee, describe each such affiliation.

          None.

ITEM 3. -15.   NOT APPLICABLE

ITEM 16.  LIST OF EXHIBITS.

          EXHIBIT 1 -    Restated Organization Certificate of Bankers Trust
                         Company dated August 7, 1990, Certificate of
                         Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -
                         Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No.
                         33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

          EXHIBIT 2 -    Certificate of Authority to commence business -
                         Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                         33-21047.


          EXHIBIT 3 -    Authorization of the Trustee to exercise corporate
                         trust powers - Incorporated herein by reference to
                         Exhibit 2 filed with Form T-1 Statement,
                         Registration No. 33-21047.

          EXHIBIT 4 -    Existing By-Laws of Bankers Trust Company, as
                         amended on February 18, 1997, Incorporated herein by reference to Exhibit 4 filed with Form T-1
                         Statement, Registration No. 333-24509-01.

          EXHIBIT 5 -    Not applicable.

          EXHIBIT 6 -    Consent of Bankers Trust Company required by
                         Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                         Statement, Registration No. 22-18864.

          EXHIBIT 7 -    A copy of the latest report of condition of
                         Bankers Trust Company dated as of December 31,
                         1996.

          EXHIBIT 8 -    Not Applicable.

          EXHIBIT 9 -    Not Applicable.

                                 SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 21st day of April, 1997.


                              BANKERS TRUST COMPANY



                              By: /S/ KEVIN WEEKS
                                  Kevin Weeks
                                  Assistant Treasurer

Legal Title of Bank:    Bankers Trust Company    Call Date:     12/31/96    ST-BK:   36-4840      FFIEC 031
Address:                130 Liberty Street       Vendor ID:     D           CERT:    00623        Page RC-1
City, State    ZIP:     New York, NY  10006                                                       11
FDIC Certificate No.:   0 - 0 - 6 - 2 - 3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                                     C400
                                                                    Dollar Amounts in Thousands   RCFD       Bil Mil Thou
ASSETS                                                                                            / / / / / / / / / / /
1.  Cash and balances due from depository institutions (from                                      / / / / / / / / / / /
    Schedule RC-A):                                                                               / / / / / / / / / / /
    a. Noninterest-bearing balances and currency coin<F1>. . . .                                  0081           1,545,000    1.a.
    b. Interest-bearing balances<F2> . . . . . . . . . . . . . .                                  0071           2,494,000    1.b.
2.  Securities:                                                                                   / / / / / / / / / / /
    a. Held-to-maturity securities (from Schedule RC-B,                                           / / / / / / / / / / /
       column A) . . . . . . . . . . . . . . . . . . . . . . . .                                  1754                   0    2.a.
    b. Available-for-sale securities (from Schedule RC-B,                                         / / / / / / / / / / /
       column D) . . . . . . . . . . . . . . . . . . . . . . . .                                  1773           4,368,000    2.b.
3.  Federal funds sold and securities purchased under agreements                                  / / / / / / / / / / /
    to resell in domestic offices of the bank and of its Edge                                     / / / / / / / / / / /
    and Agreement subsidiaries, and in IBFs:                                                      / / / / / / / / / / /
    a. Federal funds sold  . . . . . . . . . . . . . . . . . . .                                  0276           3,651,000    3.a.
    b. Securities purchased under agreements to resell . . . . .                                  0277           3,230,000    3.b.
4.  Loans and lease financing receivables:                                                        / / / / / / / / / / /
    a. Loans and leases, net of unearned income (from Schedule                                    / / / / / / / / / / /
       RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . .      RCFD 2122   27,239,000      / / / / / / / / / / /       4.a.
    b. LESS:  Allowance for loan and lease losses. . . . . . . .      RCFD 3123      917,000      / / / / / / / / / / /       4.b.
    c. LESS:  Allocated transfer risk reserve. . . . . . . . . .      RCFD 3128            0      / / / / / / / / / / /       4.c.
    d. Loans and lease, net of unearned income,                                                   / / / / / / / / / / /
       allowance, and reserve (item 4.a minus 4.b and 4.c) . . .                                  2125          28,889,000    4.d.
5.  Assets held in trading accounts  . . . . . . . . . . . . . .                                  3545          38,272,000    5.
6.  Premises and fixed assets (including capitalized leases) . .                                  2145             914,000    6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . .                                  2150             213,000    7.
8.  Investments in unconsolidated subsidiaries and associated                                     / / / / / / / / / / /
    companies (from Schedule RC-M) . . . . . . . . . . . . . . .                                  2130             184,000    8.
9.  Customers' liability to this bank on acceptances outstanding                                  2155             597,000    9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . .                                  2143              17,000    10.
11. Other assets (from Schedule RC-F)  . . . . . . . . . . . . .                                  2160           6,056,000    11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . .                                  2170          90,430,000    12.

---------------------
<F1>   Includes cash items in process of collection and unposted debits.
<F2>   Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:    Bankers Trust Company    Call Date:     12/31/96    ST-BK:   36-4840      FFIEC 031
Address:                130 Liberty Street       Vendor ID:     D           CERT:    00623        Page RC-1
City, State    ZIP:     New York, NY  10006                                                       12
FDIC Certificate No.:   0 - 0 - 6 - 2 - 3

SCHEDULE RC--CONTINUED
                                                  Dollar Amounts in Thousands   / / / / / /                Bil Mil Thou
LIABILITIES                                                                     / / / / / / / / / / / / / / / / / / /
13. Deposits:                                                                   / / / / / / / / / / / / / / / / / / /
    a. In domestic offices (sum of totals of                                    / / / / / / / / / / / / / / / / / / /
      colums A and C from Schedule RC-E, part I)                                RCON 2200                    11,985,000   13.a.
       (1)  Noninterest-bearing<F1> . . . . . .      RCON 6631    2,734,000     / / / / / / / / / / / / / / / / / / /     13.a.(1)
       (2) Interest-bearing . . . . . . . . . .      RCON 6636    6,657,000     / / / / / / / / / / / / / / / / / / /     13.a.(2)
    b. In foreign offices, Edge and Agreement                                   / / / / / / / / / / / / / / / / / / /
       subsidiaries, and IBFs (from Schedule                                    / / / / / / / / / / / / / / / / / / /
       RC-E part II)                                                            RCFN 2200                    21,619,000   13.b.
       (1) Non-interest bearing . . . . . . . .      RCFN 6631      654,000     / / / / / / / / / / / / / / / / / / /     13.b.(1)
       (2) Interest-bearing . . . . . . . . . .      RCFN 6636   22,731,000     / / / / / / / / / / / / / / / / / / /     13.b.(2)
14. Federal funds purchased and securities sold                                 / / / / / / / / / / / / / / / / / / /
    under agreements to repurchase in domestic                                  / / / / / / / / / / / / / / / / / / /
    offices of the bank and of its Edge and                                     / / / / / / / / / / / / / / / / / / /
    Agreement subsidiaries, and in IBFs:                                        / / / / / / / / / / / / / / / / / / /
    a. Federal funds purchased  . . . . . . . .                                 RCFD 0278                     6,560,000   14.a.
    b. Securities sold under agreements to                                      / / / / / / / / / / / / / / / / / / /
       repurchase . . . . . . . . . . . . . . .                                 RCFD 0279                       120,000   14.b.
15. a. Demand notes issued to the U.S. Treasury                                 RCON 2840                             0   15.a.
    b. Trading liabilities. . . . . . . . . . .                                 RCFD 3548                    19,172,000   15.b.
16. Other borrowed money:                                                       / / / / / / / / / / / / / / / / / / /
    a. With original maturity of one year or                                    / / / / / / / / / / / / / / / / / / /
       less . . . . . . . . . . . . . . . . . .                                 RCFD 2332                    15,909,000   16.a.
    b. With original maturity of more than one                                  / / / / / / / / / / / / / / / / / / /
       year . . . . . . . . . . . . . . . . . .                                 RCFD 2333                     3,097,000   16.b.
17. Mortgage indebtedness and obligations under                                 / / / / / / / / / / / / / / / / / / /
    capitalized leases  . . . . . . . . . . . .                                 RCFD 2910                        31,000   17.
18. Bank's liability on acceptances executed and                                / / / / / / / / / / / / / / / / / / /
    outstanding . . . . . . . . . . . . . . . .                                 RCFD 2920                       597,000   18.
19. Subordinated notes and debentures . . . . .                                 RCFD 3200                     1,229,000   19.
20. Other liabilities (from Schedule RC-G). . .                                 RCFD 2930                     5,235,000   20.
21. Total liabilities (sum of items 13                                          / / / / / / / / / / / / / / / / / / /
    through 20) . . . . . . . . . . . . . . . .                                 RCFD 2948                    85,554,000   21.
                                                                                / / / / / / / / / / / / / / / / / / /
22. Limited-life preferred stock and related                                    / / / / / / / / / / / / / / / / / / /
    surplus . . . . . . . . . . . . . . . . . .                                 RCFD 3282                             0   22.

EQUITY CAPITAL                                                                  / / / / / / / / / / / / / / / / / / /
23. Perpetual preferred stock and related                                       / / / / / / / / / / / / / / / / / / /
    surplus . . . . . . . . . . . . . . . . . .                                 RCFD 3838                       600,000   23.
24. Common stock  . . . . . . . . . . . . . . .                                 RCFD 3230                     1,001,000   24.
25. Surplus (exclude all surplus related to                                     / / / / / / / / / / / / / / / / / / /
    preferred stock)  . . . . . . . . . . . . .                                 RCFD 3839                       540,000   25.
26. a. Undivided profits and capital reserves .                                 RCFD 3632                     3,131,000   26.a.
    b. Net unrealized holding gains (losses)                                    / / / / / / / / / / / / / / / / / / /
       on available-for-sale securities . . . .                                 RCFD 8434               (        14,000)  26.b.
27. Cumulative foreign currency translation                                     / / / / / / / / / / / / / / / / / / /
    adjustments . . . . . . . . . . . . . . . .                                 RCFD 3284               (       382,000)  27.
28. Total equity capital (sum of items 23                                       / / / / / / / / / / / / / / / / / / /
     through 27). . . . . . . . . . . . . . . .                                 RCFD 3210                     4,876,000   28.
29. Total liabilities, limited-life preferred                                   / / / / / / / / / / / / / / / / / / /
    stock, and equity capital (sum of items                                     / / / / / / / / / / / / / / / / / / /
    21, 22, and 28) . . . . . . . . . . . . . .                                 RCFD 3300                    90,430,000   29.

Memorandum                                                                                                           Number
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed for
    the bank by independent external auditors as of any
    date during 1995. . . . . . . . . . . . . . . . . . .                                RCFD 6724                  N/A   M

1 = Independent audit of the bank conducted in accordance             4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank             authority)
2 = Independent audit of the bank's parent holding company            5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing              auditors
    standards by a certified public accounting firm which             6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                  external auditors
    (but not on the bank separately)                                  7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                   8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

----------------------
<F1> Including total demand deposits and noninterest-bearing time and savings deposits.

                          STATE OF NEW YORK,


                          BANKING DEPARTMENT



     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State

of New York, DO HEREBY APPROVE the annexed Certificate entitled

"CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS

TRUST COMPANY UNDER SECTION 8005 OF THE BANKING LAW," dated March 20,

1996, providing for an increase in authorized capital stock from

$1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of

$1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of

$1,000,000 each designated as Series Preferred Stock.


WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE

CITY OF NEW YORK,

                    THIS 21ST DAY OF MARCH IN THE YEAR OF OUR LORD

                    ONE THOUSAND NINE HUNDRED AND NINETY-SIX.


                                    /s/PETER M. PHILBIN
                               DEPUTY SUPERINTENDENT OF BANKS

                       CERTIFICATE OF AMENDMENT

                                OF THE

                       ORGANIZATION CERTIFICATE

                           OF BANKERS TRUST

                Under Section 8005 of the Banking Law

                   -------------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

     "III.   The amount of capital stock which the corporation is
     hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

     "III.   The amount of capital stock which the corporation is
     hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One

     Million Dollars ($1,000,000) each designated as Series
     Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March , 1996.


                                     /s/JAMES T. BYRNE, JR.
                                     James T. Byrne, Jr.
                                     Managing Director


                                     /s/LEA LAHTINEN
                                     Lea Lahtinen
                                     Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                          /s/ LEA LAHTINEN
                                          Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.

 /s/ SANDRA L. WEST
     Notary Public

              SANDRA L. WEST
      Notary Public State of New York      Counterpart filed in the
              No. 31-4942101               Office of the Superintendent of
       Qualified in New York County        Banks, State of New York
   Commission Expires September 19, 1996   This 21st day of March, 1996